UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 11, 2016

COLLEGIUM PHARMACEUTICAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Virginia	001-37372	03-0416362
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Dedham Street
Suite 800
Canton, MA 02021
(781) 713-3699

(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On May 11, 2016 (the “Effective Date”), Collegium Pharmaceutical, Inc. (the “Company”) entered into a License and Development Agreement (the “License Agreement”) with BioDelivery Sciences International, Inc. (“BDSI”) relating to BDSI’s fentanyl buccal soluble film, ONSOLIS® (the “Product”). The License Agreement grants the Company an exclusive license to make, have made, use, sell, offer for sale, import, develop and commercialize the Product in the United States.

The License Agreement requires that BDSI use commercially reasonable efforts to submit a Prior Approval Supplement under the Product’s existing New Drug Application to the U.S. Food and Drug Administration by December 31, 2016, which submission relates to the ongoing transfer of manufacturing of the Product.

Pursuant to the License Agreement, the Company is required to pay a one-time non-refundable license fee (the “License Fee”) of $2.5 million to BDSI within 30 days after the Effective Date.  In addition, during the term of the License Agreement, milestone payments in the aggregate amount of $21.0 million may become payable by the Company subject to the satisfaction of certain commercialization, intellectual property, and net sales milestones, including $4 million upon the first commercial sale of the Product in the U.S.  Finally, the Company will be required to pay royalties in the upper teens based on annual net sales of the Product in the U.S. and to reimburse BDSI, up to a pre-determined amount, for expenses associated with the transfer of manufacturing of the Product.

The Company and BDSI have made customary representations and warranties and have agreed to certain customary covenants and indemnity provisions. In addition, during the term of the License Agreement, neither BDSI (or any of its affiliates) nor the Company (or any of its affiliates) that are directly involved with the Product will be permitted to develop, manufacture, sell or distribute any competing product (where fentanyl is the sole active ingredient and which is intended to be delivered orally through the mucosal surface, but excluding any product containing naloxone) in the United States, directly or through any third party.

The License Agreement may be terminated at any time by either party upon (a) a permanent cessation of operations, bankruptcy or other insolvency event, or (b) the material breach of the License Agreement by the other party. In addition, the Company may terminate the License Agreement at any time upon 90 days’ written notice to BDSI. BDSI may terminate the License Agreement by written notice to the Company for reasons including (a) the Company’s failure to pay the License Fee, (b) the loss, revocation, suspension, termination or expiration of the Company’s, or its affiliates’ or sublicensees’ license to sell narcotics in the U.S., in certain circumstances, and (c) the Company’s failure to make the first commercial sale of the Product within 12 months of the assignment of the NDA by BDSI to the Company.

The foregoing summary is qualified in its entirety by reference to the License Agreement, which the Company expects to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending June 30, 2016 with the Securities and Exchange Commission, and which is incorporated by reference herein.

Item 8.01                                           Other Events.

On May 11, 2016, the Company issued a press release announcing its entry into the License Agreement described in Item 1.01 above. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

99.1        Press Release, dated May 11, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 12, 2016	Collegium Pharmaceutical, Inc.

	By:	/s/ Paul Brannelly
Name: Paul Brannelly
Title: Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release, dated May 11, 2016.